Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 15, 2009 relating to the financial statements and financial statement schedule, which appears in Avago Technologies Limited’s Annual Report on Form 10-K for the year ended November 1, 2009.

/s/ Pricewaterhouse Coopers LLP
San Jose, California
September 2, 2010